SUBSIDIARY GUARANTY

This GUARANTY (this “Guaranty”), dated as of March [29], 2012, is made by the Company’s subsidiaries as indicated on the signature pages hereof, (collectively with any person executing and delivering a joinder to this Guaranty pursuant to Section 7 hereof, the “Guarantors”) in favor of each of the Purchasers (as defined below).

WHEREAS, pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated on or about the date hereof, Elephant Talk Communications, Corp., a Delaware corporation and the direct or indirect parent company of each Guarantor (the “Company”), and the Purchasers named therein (the “Purchasers”), the Company issued to the Purchasers the Company’s 8% Senior Secured Convertible Notes (the “Notes”);

WHEREAS, pursuant to that Securities Purchase Agreement, the Company and [_____], as agent for the Purchasers (the “Agent”), entered into that certain Security Agreement, dated on or about the date hereof (the “Security Agreement”);

WHEREAS, the Company and the Guarantors are members of a group of related entities, the success of any one of which is dependent in part on the success of the other members of such group;

WHEREAS, each Guarantor expects to receive substantial direct and indirect benefits from the Purchasers’ investment in the Company pursuant to the Transaction Documents (as defined in the Securities Purchase Agreement), which benefits are hereby acknowledged;

WHEREAS, it is a condition precedent to the Purchasers’ investment in the Company under the Securities Purchase Agreement that the Guarantors execute and deliver to the Purchasers this Guaranty; and

WHEREAS, each Guarantor wishes to guaranty the Company’s obligations to the Purchasers under or in respect of the Transaction Documents as provided herein.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each Guarantor hereby agrees with the Purchasers as follows:

1.          Definitions. All capitalized terms used herein (including in the recitals hereof) without definition shall have the meanings ascribed thereto in the Securities Purchase Agreement.

2.          Guaranty of Payment and Performance. Each Guarantor hereby jointly and severally guarantees to the Purchasers the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Secured Obligations (as such term is defined in the Security Agreement) including all such which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Federal Bankruptcy Code and the operation of Sections 502(b) and 506(b) of the Federal Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Secured Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Purchasers or the Agent first attempt to collect any of the Secured Obligations from the Company or resort to any collateral security or other means of obtaining payment. Should the Company default in the payment or performance of any of the Secured Obligations, the obligations of each Guarantor hereunder with respect to such Secured Obligations in default shall, upon demand by the Purchasers, become immediately due and payable to the Purchasers, without notice of any nature, which notice is expressly waived by each Guarantor. Payments by the Guarantors hereunder may be required by the Purchasers on any number of occasions. All payments by the Guarantors hereunder shall be made to the Purchasers, in the manner and at the place of payment specified therefor in the Transaction Documents.

3.          Guarantor’s Agreement to Pay Enforcement Costs, etc. Each Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Purchasers, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Purchasers in connection with the Secured Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Section 3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Notes, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

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4.          Waivers by Guarantor; Purchasers’ Freedom to Act. Each Guarantor agrees that the Secured Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Purchasers with respect thereto. Each Guarantor waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Secured Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Company or any other Person primarily or secondarily liable with respect to any of the Secured Obligations, and all suretyship defenses generally, provided that such Guarantor does not waive any notice or grace period that is a condition precedent to the occurrence of an Event of Default under the Notes. Without limiting the generality of the foregoing, such Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Secured Obligation and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Purchasers or the Agent to assert any claim or demand or to enforce any right or remedy against the Company or any other Person primarily or secondarily liable with respect to any of the Secured Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any Secured Obligation; (c) any change in the time, place or manner of payment of any of the Secured Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Securities Purchase Agreement, the other Transaction Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Secured Obligations; (d) the addition, substitution or release of any Person primarily or secondarily liable for any Secured Obligation; (e) the adequacy of any rights that the Purchasers or the Agent may have against any collateral security or other means of obtaining repayment of any of the Secured Obligations; (f) the impairment of any collateral securing any of the Secured Obligations, including the failure to perfect or preserve any rights that the Purchasers or the Agent might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (g) any other act or omission that might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a release or discharge of such Guarantor, all of which may be done without notice to such Guarantor. To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of (x) any “one action” or “anti-deficiency” law that would otherwise prevent the Purchasers from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Guarantor before or after the Purchasers’ commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise or (y) any other law that in any other way would otherwise require any election of remedies by the Purchasers.

5.          Unenforceability of Secured Obligations Against Company. If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Secured Obligations, or if any of the Secured Obligations have become irrecoverable from the Company by reason of the Company’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if such Guarantor at all times had been the principal obligor on all such Secured Obligations. In the event that acceleration of the time for payment of any of the Secured Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Securities Purchase Agreement, the other Transaction Documents or any other agreement evidencing, securing or otherwise executed in connection with any Secured Obligation shall be immediately due and payable by the Guarantors.

6.          Subrogation; Subordination.

6.1           Waiver of Rights Against Company. Until the final payment and performance in full of all of the Secured Obligations, each Guarantor (a) shall not exercise, and hereby waives, any rights against the Company arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Purchasers or the Agent in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature, (b) will not claim any setoff, recoupment or counterclaim against the Company in respect of any liability of the Guarantor to the Company and (c) waives any benefit of and any right to participate in any collateral security that may be held by the Purchasers or the Agent.

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6.2           Subordination. The payment of any amounts due with respect to any indebtedness of the Company for money borrowed or credit received now or hereafter owed to any Guarantor is hereby subordinated to the prior payment in full of all of the Secured Obligations. Each Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Secured Obligations, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness until all of the Secured Obligations shall have been paid in full. If, notwithstanding the foregoing, such Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Secured Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Purchasers and be paid over to the Purchasers on account of the Secured Obligations without affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

6.3           Provisions Supplemental. The provisions of this Section 6 shall be supplemental to and not in derogation of any rights and remedies of the Purchasers under any separate subordination agreement that the Purchasers may at any time and from time to time enter into with the Guarantors.

7.          Future Subsidiaries. If any Person becomes a Subsidiary of the Company after the date hereof, the Guarantors shall cause such Person, within 2 days after it becomes a Subsidiary, (a) to execute and deliver a joinder to this Guaranty in which such new Subsidiary agrees to be bound by the terms hereof as if it where an original Guarantor party hereto, such joinder agreement to be in form and substance reasonably satisfactory to the Purchasers, and (b) to take any other action that the Purchasers may reasonably request so that such new Subsidiary is bound by the provisions hereof in the same manner and to the same extent as each other Guarantor.

8.          Further Assurances. Each Guarantor agrees that it will from time to time, at the request of the Purchasers, do all such things and execute all such documents as the Purchasers may reasonably request to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Purchasers hereunder. Each Guarantor acknowledges and confirms that it has established its own adequate means of obtaining from the Company on a continuing basis all information desired by such Guarantor concerning the financial condition of the Company and that such Guarantor will look to the Company and not to the Purchasers in order for such Guarantor to keep adequately informed of changes in the Company’s financial condition.

9.          Termination; Reinstatement. Upon payment in full in cash of the Secured Obligations in accordance with the provisions of the Transaction Documents, this Guaranty shall terminate. Notwithstanding the foregoing, this Guaranty shall be reinstated after such termination if at any time any payment made or value received with respect to any Secured Obligation is rescinded or must otherwise be returned by the Purchasers upon the insolvency, bankruptcy or reorganization of the Company or any of its Subsidiaries, or otherwise, all as though such payment had not been made or value received.

10.         Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of the Purchasers and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, if a Purchasers assigns or otherwise transfers the Note, its rights and obligations under the Securities Purchase Agreement, the other Transaction Documents or any other agreement held by it evidencing, securing or otherwise executed in connection with the Secured Obligations, or sells participations in any interest therein, to any other Person, in each case in accordance with the terms thereof, then such other Person shall automatically become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Purchaser herein. No Guarantor may assign any of its obligations hereunder.

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11.         Addresses for Notices. All notices and other communications provided for hereunder (a) shall be given in the form and manner set forth in the Securities Purchase Agreement and (b) shall be delivered, (i) in the case of notice to any Guarantor, by delivery of such notice to the Company at the Company’s address specified in the Securities Purchase Agreement or at such other address as shall be designated by the Company in a written notice to the Purchasers and (ii) in the case of notice to the Purchasers, by delivery of such notice to the Purchasers at their respective addresses specified in the Securities Purchase Agreement or at such other address as shall be designated by a Purchaser in a written notice to the Company.

12.         Governing Law; Jurisdiction; Jury Trial. This Guaranty and any controversy arising out of or relating to this Guaranty shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Guarantor irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.         Counterparts; Facsimile. This Guaranty may be executed and delivered by facsimile signature or by an e-mail that contains a portable document format (.pdf) file of an executed signature page in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.         Headings. The section headings used in this Guaranty are used for convenience only and are not to be considered in construing or interpreting this Guaranty.

15.         Amendments and Waivers. Except as expressly provided herein, neither this Guaranty nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Guaranty and signed by Purchasers holding at least 66 2/3% of the outstanding principal amount of the Notes and each Guarantor.

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16.         Severability. If any provision of this Guaranty shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Guaranty in that jurisdiction or the validity or enforceability of any provision of this Guaranty in any other jurisdiction.

17.         Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Purchasers under this Guaranty upon any breach or default of any Guarantor shall impair any such right, power or remedy of the Purchasers nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

18.         Remedies. The Purchasers shall have all rights and remedies set forth in this Guaranty and in the Transaction Documents and all rights and remedies that the Purchasers have been granted at any time under any other agreement or contract and all of the rights that the Purchasers have under applicable law. All remedies shall be cumulative and not alternative. Each Guarantor acknowledges that in the event that it fails to perform, observe or discharge any or all of its obligations under this Guaranty, any remedy at law may prove to be inadequate relief to the Purchasers. Each Guarantor therefore agrees that the Purchasers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

19.         Entire Agreement. This Guaranty and the Transaction Documents, including the exhibits attached hereto and thereto, do and will constitute the full and entire understanding and agreement between the Guarantors and the Purchasers with respect to the subject matter hereof and thereof.

20.         Construction. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Guaranty instead of just the provision in which they are found. The language used in this Guaranty will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Elephant Talk Europe Holding B.V.

By:	/s/ Alex Vermeulen

Elephant Talk Communication Holding AG

By:	/s/ Alex Vermeulen

Elephant Talk Communications S.L.U.

By:	/s/ Mark Nije

Elephant Talk Mobile Services B.V.

By:	/s/ Mark Nije

Elephant Talk Communication Austria GmbH

By:	/s/ Alex Vermeulen

Elephant Talk Telekom GmbH

By:	/s/ Alex Vermeulen

Elephant Talk Communications S.R.L.

By:	/s/ Mark Nije

ET-Stream GmbH

By:	/s/ Alex Vermeulen

Signature Page to Guaranty

Elephant Talk Communication Carrier Services GmbH

By:	/s/ Alex Vermeulen

Elephant Talk Communication Europe GmbH

By:	/s/ Alex Vermeulen

Elephant Talk Communication Schweiz GmbH

By:	/s/ Alex Vermeulen

Elephant Talk Communications France S.A.S.

By:	/s/ Alex Vermeulen

Elephant Talk Communications Premium Rate Services Netherlands B.V.

By:	/s/ Alex Vermeulen

Elephant Talk Communications PRS U.K. Ltd.

By:	/s/ Mark Nije

Elephant Talk Communications Luxembourg SA

By:	/s/ Alex Vermeulen

Elephant Talk Business Services W.L.L.

By:	/s/ Mark Nije

Guangzhou Elephant Talk Information Technology Ltd

By:	/s/ Alex Vermeulen

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ET-UTS N.V.

By:	Martin Zuurbier

Elephant Talk Limited

By:	/s/ Steven van der Velden

Elephant Talk Middle East & Africa (Holding) W.L.L.

By:	/S/ Steven van der Velden

Elephant Talk Middle East & Africa (Holding) Jordan L.L.C.

By:	Martin Zuurbier

Elephant Talk Middle East & Africa Bahrain W.L.L.

By:	Martin Zuurbier

Elephant Talk Middle East & Africa FZ-LLC

By:	/S/ Steven van der Velden

Validsoft Ltd.

By:	/S/ Steven van der Velden

Validsoft (UK) Ltd

By:	/S/ Patrick Carrol

Validsoft (Australia) Pty Limited

By:	/S/ Patrick Carrol

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